UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 2, 2006

Lifestream Technologies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada (State or other jurisdiction of incorporation or organization	0-29058 (Commission File Number)	82-0487965 (I.R.S. Employer Identification Number)

570 S. Clearwater Loop, Building 1000, Suite D, Post Falls, ID 83854

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code (208) 457-9409

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14-d(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01

Entry into a Material Definitive Agreement.

On October 11, 2006, Lifestream Technologies, Inc. (the “Company”) entered into an agreement with Conway MacKenzie & Dunleavy Management Services, LLC (together with its affiliates, “CM&D”) to engage CM&D to provide restructuring services to the Company (the “CM&D Engagement Letter”). See the discussion under Item 5.02 below for more information regarding this agreement.

On October 12, 2006, the Company, Lifestream Diagnostics, Inc. (together with the Company, “Borrower”) and RAB Special Situation (Master) Fund Limited (“Lender”) entered into a Forbearance Agreement dated as of October 5, 2006, as subsequently amended on October 17 and October 24, 2006 (as amended, the “Forbearance Agreement”), relating to the Amended and Restated Loan and Security Agreement dated as of November 12, 2004 by and between Lender and Borrower (the “Credit Agreement”). Pursuant to the Forbearance Agreement, the Lender has agreed not to pursue certain remedies against the Company for certain defaults of the Lender under the Credit Agreement until October 31, 2006 (subject to extension in the sole discretion of the Lender), and has also agreed to provide $125,000 in additional funding to the Company under certain circumstances to be used by the Company solely to achieve an orderly and timely wind down and sale of substantially all of its assets. The Company’s engagement of CM&D was a condition of the Forbearance Agreement.

Item 3.01

Notice of Delisting as Failure to Satisfy a Continued Listing Rule as Standard; Transfer of Listing.

On October 2, 2006, the Company received notice from the NASD that it was in violation of NASD Rule 6350 as a result of its failure to file its Annual Report on Form 10-KSB for the period ended June 30, 2006 with the Securities and Exchange Commission within the prescribed time period, and if such delinquency was not cured by November 1, 2006, the Company’s stock would be removed from trading on the OTC Bulletin Board effective November 3, 2006. As of the date of filing this Current Report on Form 8-K, the Company has not become current in its reporting requirements, and therefore anticipates that its stock will be removed from trading on the OTC Bulletin Board effective November 3, 2006. The Company’s stock also currently trades on the electronic “pink sheets,” which is not effected by the pending delisting from the OTC Bulletin Board.

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

In connection with the Company’s approval and execution of the CM&D Engagement Letter, on October 11, 2006, the Company appointed Mr. Frank R. Mack to serve as its Chief Restructuring Officer. Mr. Mack is responsible for the oversight and implementation of the Company’s restructuring efforts and will explore strategic options for the Company. Mr. Mack will report directly to the Company’s board of directors. Mr. Mack is an employee of CM&D, a turnaround specialist firm engaged by the Company to assist its restructuring efforts.

Mr. Mack currently serves as a Managing Director of CM&D. Prior to joining CM&D, Mr. Mack was a Principal of Kugman Associates, Inc. He is a Certified Turnaround Professional, a Certified Fraud Examiner and a Certified Public Accountant. Mr. Mack received his Master of Business Administration in Finance from the University of Chicago’s Graduation School of Business and his Bachelor of Science degree from DePaul University.

The Company does not have an employment agreement with Mr. Mack. The CM&D Engagement Letter provides that the Company will pay for the services of CM&D personnel on an hourly basis, at rates ranging from $235 to $495 per hour. The Company also paid CM&D a retainer of

$50,000 and has agreed to pay certain expenses of CM&D in connection with the services rendered to the Company.

Item 7.01

Regulation FD Disclosure.

On October 24, 2006, the Company issued a press release relating to the matters disclosed in this Current Report on Form 8-K. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference into this Item 7.01. The information contained or incorporated in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference in any registration statement filed by the Company under the Securities Act of 1933, and amended.

Item 9.01

Financial Statement and Exhibits

Exhibit Number	Exhibit

99.1	Press release of Lifestream Technologies, Inc. dated as of October 24, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 24, 2006

Lifestream Technologies Inc.

By:	/s/ FRANK R. MACK
Name:	Frank R. Mack
Its:	Chief Restructuring Officer

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1	Press release of Lifestream Technologies, Inc. dated as of October 24, 2006